Filed Pursuant to Rule 424(b)(3)

Registration No. 333-203239

The date of this Prospectus is June 22, 2015

Prospectus

SCOR INTERNATIONAL FOODS, INC.

20,000,000 Shares of Common Stock

$0.25 per share

No Minimum

This is the initial offering of Common Stock of Scor International Foods, Inc. (the “Company”) and no public market exists for the securities being offered. Scor International Foods, Inc. is offering for sale a total of 20,000,000 shares of its Common Stock, par value $0.0001, on a “self-underwritten”, best efforts basis meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. All 20,000,000 shares are being registered for sale by the Company.  The aggregate offering price for the shares to be sold by the Company is $5,000,000, and the net proceeds from the shares to be sold by the Company is $0.25 per share, or $5,000,000 in aggregate.  The offering is being conducted on a self-underwritten basis, which means the Company’s sole officer and director will attempt to sell the shares being offered by the Company.  He will not receive any commissions or proceeds from the offering for selling the shares on its behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.25 for the duration of the offering. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock.  While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

The shares being offered for sale by the Company will be offered at a fixed price of $0.25 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan.  See “Use of Proceeds” and “Plan of Distribution”.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment.  We have not authorized anyone to provide you with different information.

Scor International Foods, Inc. is a development stage company that has not yet generated revenue.  The company has had losses from operations and our auditors have raised questions about our ability to continue as a going concern.  Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering, we may not receive any proceeds from this offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

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SCOR INTERNATIONAL FOODS, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” the “Company”, “Scor International Foods” and “Scor” refer to Scor International Foods, Inc.

General Information about Our Company

Scor International Foods, Inc. was formed under the laws of the State of Delaware on December 19, 2014 to act as an ethnic food production and distribution company.  The Company currently has authorized 150,000,000 shares of common stock, par value $0.0001   The Company is an ethnic food production and distribution company that plans on acquiring processing facilities, processing equipment and other operational assets in order to develop an output of prepackaged ethnic foods.

The Company’s current business plans include contracting with marketing partners to gain access to large retailers and foodservice distributors, developing and acquiring additional ethnic food production and packaging assets, processing facilities, processing equipment and other operational assets.  Once the first acquisitions are completed, the company plans to utilize the production facilities to produce our own branded and private label products for large retail customers and food service distributors. With the growing ethnic population in North America, Scor will focus on developing and marketing prepared, semi prepared products grab and goes and snack foods for the largest and fastest growing ethnic groups, Latin American and Asian American. The Company’s immediate plan is to generate revenue by way of the sale of prepackaged ethnic food items to consumers, through the use of third party distributors. The Company intends to contract with distributors that will deliver our products by truck to retail and food service locations.

Currently, the company does not have formal contracts with distributors, but is currently searching for potential distributors as well as retailers that would be willing to stock our products. Our sole officer and directors is researching the distribution and retail marketplace and is attempting to negotiate preliminary terms with potential distributors and retailers, in an effort to create a distribution network for the Company once our planned products are created and are ready to be shipped. At this time, we have no products and no food production facilities. The Company is finalizing negotiations with a meal producer, whereby the meal producer will provide products to the Company. Additionally, the Company is in the process of structuring acquisition offers with a tortilla and pita producer, a pasta producer and a prepared meal producer. Prior to finalizing any agreements, the Company has commenced a review of facility capabilities of these third parties. The Company has not yet signed any agreements with the third parties.

The Company intends to develop its product line by creating new ethnic group focused brands and provide new prepackaged ethnic food products to its customers.  In addition, the Company intends to begin distributing its products in Canada and the United States through organic growth and acquisitions related to ethnic food distribution and production. Currently, the Company does not have any pending acquisitions of distribution or production assets.  In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

The administrative office of the Company is located at 539 Jarvis Street, Suite M2, Toronto, Ontario, Canada M4Y 2H7.  The Company plans to use this office space until it requires larger space.  The company fiscal year end is December 31.  The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered	20,000,000 shares of common stock, par value
by the Company:	$.0001, on a best-efforts basis

Offering Price per Share:	$0.25

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.

Net Proceeds to Our Company:	$5,000,000, if all the shares are sold

Use of Proceeds:	The Company intends to use the proceeds received from the sale of its common stock to use as working capital, fund business operations and assist in asset purchases or acquisitions.
Number of Shares Outstanding
Before the Offering:	39,798,000

Number of Shares Outstanding
After the Offering:	59,798,000, if all the shares are sold

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The Company’s sole officer and director, and control persons do not intend to purchase any shares in this offering.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of March 31, 2015
Balance Sheet
Total Assets	$59,500
Total Liabilities	$350
Stockholder’s Equity	$59,150

For the Three Months Ended March 31, 2015
Statement of Operations
Revenue	$—
Total Operating Expenses	$3,500
Net Loss	$(3,500)

As of December 31, 2014
Balance Sheet
Total Assets	$—
Total Liabilities	$1,350
Stockholders’ Deficit	$(1,350)

Period From Inception (December 19, 2014) through December 31, 2014
Statement of Operations
Revenue	$—
Total Operating Expenses	$1,350
Net Loss	$(1,350)

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein.  Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on December 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $1,350 for the period from Inception (December 19, 2014) through December 31, 2014.  We incurred a net loss of $3,500 for the three month period ended March 31, 2015. Because we are yet to attain profitable operations, in their report on our financial statements for the period ended December 31, 2014, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern.  We will continue to experience net operating losses in the foreseeable future.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loan from various financial institutions where possible.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

The Company cannot guarantee that it will generate revenues, which could result in a total loss of your investment if it is unsuccessful in its business plans.

The Company has not yet generated revenue. There can be no assurance that the Company will be able to generate revenues or that if the Company generates revenue, that such revenues will be sufficient to maintain its business.  As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

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Our sole Officer and Director has limited public company experience, which could result in his inability to properly manage Company affairs.  The Company’s needs could exceed the amount of time or level of experience he may have.  The Company will be dependent on key executives, and the loss of the services of the current officer and director could severely impact the Company business operations.  This could result in the loss of one’s entire investment.

 The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense.  Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company will fall upon the sole officer and director.  Further, he has no experience in complying with the various rules and regulations which are required of a public company, and as a result, he may not be able to operate successfully as a public company, even if the Company’s operations are successful.  As of the date of this Prospectus, there are no potential conflicts of interest related to the Company’s officer or director, and the Company does not believe there will be any future conflicts of interest related to its officer and director, However, while the Company’s sole officer and director will use his best judgments to resolve all potential future conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided.   In the event he is unable to fulfill any aspect of his duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

The management of future growth will require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management, research and marketing personnel.  The loss of key executives or the failure to hire qualified replacement personnel would compromise the Company’s ability to generate revenues or otherwise have a material adverse effect on the Company.  There can be no assurance that the Company will be able to successfully attract and retain skilled and experienced personnel.

Since the Company has shown a net loss since inception, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business.  Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Growth and development of operations will depend on the acceptance of the Company’s proposed business.  If the Company’s products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s ethnic food products for its customers is critically important to its success. The Company cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. At this time, we have no products and no food production facilities. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

•	the number of customers the Company is able to attract and retain over time.
•	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.
•	the competitive environment in the prepackaged food and ethnic food markets may force it to reduce prices below its desired pricing level or increase promotional spending.
•	the ability to anticipate changes in consumer preferences and to meet customers’ needs in a timely cost effective manner.

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For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.
•	delivery of its information globally, geopolitical changes, changes in food and food production regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition.  An investor could lose his or her entire investment as a result.

Limited management resources; the Company will be dependent on key executives; the loss of the services of the current officer and director could severely impact the Company business operations and future development, which could result in an inability to generate revenues and one’s ability to ever sell any Shares one purchases in this Offering.

The Company is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Mr. Allan Bradley, its Director, Chief Executive Officer and Chief Financial Officer. Accordingly, the Company may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy.  In addition, the Company’s future success depends in large part on the continued service of Mr. Allan Bradley.  The Company has not entered into any employment agreements with Mr. Bradley.  If Mr. Bradley chose not to serve as an officer or if he is unable to perform his duties, and the Company is unable to retain a replacement qualified individual or individuals, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business.  The loss of Mr. Bradley’s services, if the Company is unable to retain a replacement qualified individual, could result in an inability to generate revenues, which could result in a reduction of the value of any Shares you purchase in this Offering as well as the complete loss of your investment.

The Company’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of your investment.

Success in the food and specially prepackaged food industry does and will continue to require the acquisition and retention of highly talented and experienced individuals.  Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand.  There is no guarantee that we will be able to attract and maintain access to such individuals.  If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

Speculative nature of our business could result in unpredictable results and a loss of your investment.

The prepackaged food and ethnic food industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and retailers’ prominently shelving and selling our products.  We may experience substantial cost overruns in obtaining and marketing our products, and may not have sufficient capital to successfully develop a competitive market share.  We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the prepackaged food industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability.

Competition that the Company faces is varied and strong.

The Company’s products and industry as a whole are subject to extreme competition.  There is no guarantee that we can develop or sustain a market position or expand our business.  We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers.  Such competitor entities include: (1) a variety of large nationwide prepackaged food preparation corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades; (2) local prepackaged food companies and distributors that have the same or a similar business plan as we do and may be looking to expand nationwide; and (3) a variety of other local and national food preparation and packaging companies with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more products and more aggressively promote and sell their products.  Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

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Additionally, our third party providers themselves are subject to the intensely competitive market.  We rely on such providers for underlying services and products that enable and/or facilitate the sale of our products.  Competition or shortages of the raw foot materials that we require to produce and package our products may affect our suppliers’ ability to innovate and to continue existing product offerings, which could result in the loss of your entire investment.

Dependence on general economic conditions.

The success of the Company depends, to a large extent, on certain economic factors that are beyond its control.  Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company’s control may have an adverse effect on the Company’s ability to sell its products and to collect sums due and owing to it.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to organically develop new brands or acquire companies or assets of existing brands that appeal to consumers.  Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our products that eliminate items popular with some consumers could harm our business.  Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income.  Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where consumers may decide to purchase food items that are cheaper to purchase than prepackaged food items.  Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to the food industry and raw ethnic food providers specifically, and the state of the financial industry and numerous other factors that may be beyond its control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•	The competitive environment in the prepackaged food industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;
•	Its ability to anticipate changes in consumer preferences and to meet customers’ needs for our products in a timely cost effective manner; and
•	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues.  If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design, functionality or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company’s proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations.  As a result, an investor could lose his or her entire investment.

Failure of third-party distributors upon which we rely could adversely affect our business and result in the loss of your investment.

Like most production and sales companies, and specifically prepackaged food production and sales companies, the Company will rely heavily on third party suppliers and distributors for the sale of their products to retailers.  The loss of a significant supplier or distributor could have a material adverse effect on the Company’s business, financial condition and results of operations.  The Company’s future suppliers and distributors may produce, provide and distribute prepackaged food products for other companies, as well as national brands, and may be influenced by their continued relationships with other, larger, prepackaged food production companies.  The Company’s future independent distributors may be influenced by a large prepackaged food company if they rely on such company for a significant portion of their sales.  The loss of any supplier or distributor or the inability to replace a poorly performing supplier or distributor in a timely fashion could have a material adverse effect on the business, financial condition and results of operations of the Company.  Furthermore, no assurance can be given that the Company will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

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Limited Market; geographic concentration.

The Company plans to primarily sell its products in Canada and the United States. No agreements have been signed related to the distributor or retail relationships.  There is no assurance that the Company’s brands will be as widely accepted, or that consumers in new geographic markets will be receptive to the Company’s products.   Penetration of the Canadian and United States markets is an important element of the Company’s expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on the Company’s business, financial condition, and results of operations.

The Company may depend on a limited number of suppliers; cost and availability of raw materials.

The Company may need to depend upon a limited number of suppliers for the products sold to our customers, which include, but are not limited to, providers of raw ethnic food products.  The Company’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements.  The price and availability of these materials are subject to market conditions.  Increases in the price of our products due to the increase in the cost we are charged by our suppliers could have a negative effect on our business.

The cost of raw food products is volatile and unpredictable.  As with most commodity products, the supply and price of raw materials used to produce the finished goods can be affected by a number of factors beyond the Company’s control, such as frosts, other weather conditions, economic factors, and availability of ingredients.  If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the business, financial condition and results of operations of the Company.  In addition, the results of operations of the Company are dependent upon its ability to accurately forecast its requirements of raw materials.  Any failure by the Company to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect results of operations of the Company.

Product Concentration; dependence on new product introductions.

We will initially be dependent upon a small variety of products, as we are a startup company.  While we anticipate developing our product offerings, we expect that our initial planned products will continue to account for a large portion of our revenues for the foreseeable future. As of the date of this Prospectus, we have not generated any revenue.  Therefore, the Company’s future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of our initial products.  There can be no assurance that the Company’s prepackaged ethnic food products will continue to achieve market acceptance.   A decline in the demand for any of the Company’s products as a result of competition, changes in consumer tastes and preferences, government regulation or other factors would have a material adverse effect on the Company’s business, operating results and financial condition.  In addition, there can be no assurance that the Company will be successful in importing, developing, managing, introducing and marketing additional new prepackaged ethnic food products that will sustain sales growth in the future.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary raw ethnic food products and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned.  Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results.  As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable raw product.  Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

•	there is no guarantee that we will enter into definitive agreements with distributors and on acceptable terms;
•	hiring and training qualified personnel in local markets;
•	managing marketing and development costs at affordable levels;
•	cost and availability of labor;
•	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and
•	securing required governmental approvals in a timely manner when necessary.

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We lack sales, marketing and distribution capabilities and depend on third parties to market our products.

We currently have only one person, our sole officer and director, dedicated to sales and marketing of our products and therefore we must rely primarily upon third party distributors to market and sell our planned products.  These third parties may not be able to market our planned product successfully or may not devote the time and resources to marketing our planned products that we require.  We will also rely upon third party carriers to distribute and deliver our products.  As such, our deliveries are to a certain extent out of our control.  If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available.  If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

The sale of prepackaged food, and food items in general, is regulated by federal law; taxation.

The preparation and sale of food and prepackaged food items is highly regulated by federal law, which includes regulations related to health and safety requirements, quality and nutrition concerns, packaging and ingredient disclosure requirements.  The Company’s operations may be subject to more restrictive regulations than are those of non-prepackaged food related businesses These regulations have the effect of preventing competitors with greater financial resources from excluding smaller companies from retailers.  Any repeal or substantial modification of these regulations or the enactment of any new legislation or regulations, could have a material adverse effect on the business, financial condition and results of operations of the Company.

Our operations, or those of our suppliers, may be subject to increased taxation as compared with those of non-prepackaged food related businesses.  In such event, we have to raise prices on our products in order to maintain profit margins.  The effect of such an increase could negatively impact our sales or profitability.

We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

The Company’s operations are subject to certain hazards and liability risks faced by all food preparation and packaging companies, such as potential contamination of products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging.   The occurrence of such a problem could result in a costly product recall and serious damage to the reputation of the Company for product quality, as well as potential lawsuits.   Although the Company maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that the Company’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our proposed products.  We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms.  Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

Retail and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from consumption of products.  Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.  Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same.  A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares.  Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

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The Company is selling this offering without an underwriter and may be unable to sell any shares.  Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, it is not going to engage the services of an underwriter to sell the shares being offered by the Company; it is intended to sell them through its sole officer and director, who will receive no commissions.  He will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that he will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Scor International Foods, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities.  If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering.  In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares.  If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.25 you pay for them.  Upon completion of the offering, the pro forma net tangible book value of your shares will be $.08 per share, $0.17 less than what you paid for them.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to continue in revenue-generating operations.  If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond its control, such as increases in third party supplier or distributor costs, increases in the costs of the approval process for our future products, increases in products that we are required to purchase in order to sell our products as well as increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The only feasible alternatives to these increases would be for the Company to find less expensive suppliers and distributors, and there is no guarantee that less expensive alternatives would exist.  The failure of the Company management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on its financial condition and could cause the price of its common stock to decline.  Further, because there is no minimum offering amount as part of this offering, we may not receive any funds, or the funds we receive may be insufficient to continue as a Company.  If the funds we receive are insufficient to operate in a way that would result in revenue generation, we could go out of business and you could lose your entire investment.

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The Company’s largest shareholder will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.  If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

Prior to this offering, our largest shareholder owns 92% of the Common Stock outstanding. Following the completion of this Offering, the Company’s largest shareholder will own 61.2% of the Common Stock outstanding.   Accordingly, our largest shareholder will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares.  Such shareholder’s interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the exchange act, we will not be subject to the federal proxy rules and our director, executive officer and 10% beneficial holders will not be subject to section 16 of the exchange act. in addition, our reporting obligations under section 15(d) of the exchange act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of June 22, 2015, we have less than 40 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our sole director and executive officer and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officer and director, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our director, executive officer, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  The Company does not intend to cease providing periodic reports regardless if we have fewer than 300 shareholders of record after the first year of the effectiveness of this Registration Statement.  Additionally, the Company plans to hold annual meetings for its shareholders.  Due to the fact that the Company’s management holds sufficient voting power to effect all substantial transactions, shareholder approval will be received for all acts requiring shareholder approval by the votes of management only.  The Company shall disclose all events requiring shareholder approval, but will not require approval from any shareholders other than its current management and board of directors to effect any such events or transactions.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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Although we expect to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective director, officer or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results when sales begin
•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements
•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

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•	the Company’s inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in our industry
•	the economic downturn and its effect on consumer spending
•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods
•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This section relates to the primary offering by the Company of 20,000,000 common shares.  If all the shares being offered by the Company are sold the proceeds from this offering will be $5,000,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to the Company:	$5,000,000

Marketing and Business Development(1)	$1,000,000
Business Expansion and potential acquisitions(2)	$2,500,000
Accounting, Auditing and Legal	$50,000
Working Capital	$1,450,000

___________

(1)	Marketing and Business Development relates to the marketing of our Company and brands, and the development and purchase of additional varieties of raw ethnic food products that we will add, cook and alter in form then to be packaged into prepackaged food items The continued development of new products and packaging to facilitate the sale of these new products will allow the Company to take advantage of new and extended markets.
(2)	The Company plans to expand by acquiring processing facilities, processing equipment and additional brands.

In the event that the Company sells 25%, 50% or $75% of the shares being offered by the Company, it expects to disburse the net proceeds as follows:

	25%	50%	75%

Proceeds to the Company:	$1,250,000	$2,500,000	$3,750,000

Marketing and Business Development	$250,000	$500,000	$750,000
Business Expansion and potential acquisitions	$625,000	$1,250,000	$1,875,000
Accounting, Auditing & Legal	$12,500	$25,000	$37,500
Working Capital	$362,500	$725,000	$1,087,500

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

DETERMINATION OF OFFERING PRICE

This section is specific to the primary offering of 20,000,000 common shares offered by the Company.  The offering price of $0.25 per share has been determined arbitrarily by the Director of the company.  The price does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans.  Accordingly, the offering price should not be considered an indication of the actual value of its securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

This section is specific to the primary offering of 20,000,000 common shares offered by the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

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Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2015, the net tangible book value of the Company shares was $59,150.  As of the date of this prospectus, the pro forma net tangible book value of the Company shares is $59,150, or approximately $0.002 per share, based upon 39,798,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of all the shares being offered by the Company and receipt of the total proceeds of $5,000,000, the pro forma net tangible book value of the 59,798,000 shares to be outstanding will be $5,059,500, or approximately $.08 per share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (39,798,000 shares) will be increased by an average of $.08 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.25 per Share) of $.17 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.08 per share, reflecting an immediate reduction in the $.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 67% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 33% of the total number of shares then outstanding, for which they will have made a cash investment of $5,000,000, or $.25 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Seventy-Five Percent (75%) of the shares being offered by the Company and receipt of the total proceeds of $3,750,000, the pro forma net tangible book value of the 54,798,000 shares to be outstanding will be $3,809,500, or approximately $.07 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (39,798,000 shares) will be increased by an average of $.07 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.25 per Share) of $.18 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.08 per share, reflecting an immediate reduction in the $.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 73% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 27% of the total number of shares then outstanding, for which they will have made a cash investment of $3,750,000, or $.25 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Fifty Percent (50%) of the shares being offered by the Company and receipt of the total proceeds of $2,500,000, the pro forma net tangible book value of the 49,798,000 shares to be outstanding will be $2,559,500, or approximately $.05 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (39,798,000 shares) will be increased by an average of $.05 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.25 per Share) of $.20 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.05 per share, reflecting an immediate reduction in the $.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 80% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 20% of the total number of shares then outstanding, for which they will have made a cash investment of $2,500,000, or $.25 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Twenty-Five Percent (25%) of the shares being offered by the Company and receipt of the total proceeds of $1,250,000, the pro forma net tangible book value of the 44,798,000 shares to be outstanding will be $1,309,500, or approximately $.03 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (39,798,000 shares) will be increased by an average of $.03 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.25 per Share) of $.22 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.03 per share, reflecting an immediate reduction in the $.25 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 89% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 11% of the total number of shares then outstanding, for which they will have made a cash investment of $1,250,000, or $.25 per Share.

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The following tables illustrate the per share dilution to the new investors if 100%, 75%, 50% and 25% of the shares listed in this offering are sold and does not give any effect to the results of any operations subsequent to March 31, 2015:

	100%	75%	50%	25%

Public Offering Price per Share	$.25	$.25	$.25	$.25
Pro forma Net Tangible Book Value Prior to this Offering	$.002	$.002	$.002	$.002
Pro forma Net Tangible Book Value After this Offering	$.08	$.07	$.05	$.03
Increase in Pro forma Net Tangible Book Value per
Share Attributable to cash payments from purchasers of the shares offered	$.08	$.07	$.05	$.03
Immediate Dilution per Share to New Investors	$.17	$.18	$.20	$.22

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100%, 75%, 50% and 25% of the shares are sold:

If 100% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$.25	20,000,000	33%	$5,000,000

If 75% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$.25	15,000,000	27%	$3,750,000

If 50% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$.25	10,000,000	20%	$2,500,000

If 25% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$.25	5,000,000	11%	$1,250,000

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  The sole officer and director will sell the shares and intend to offer them to friends, family members and business acquaintances, all of whom may be accredited or non-accredited investors. If there is an interest from the above listed potential investors, the Company’s sole officer and director will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s sole officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Its officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

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b.	Its officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Its officer and director is not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and
d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its sole officer, director, and control persons and affiliates do not intend to purchase any shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The shares being offered by the Company will be sold at the fixed price of $.25 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the company, are irrevocable.  All checks for subscriptions should be made payable to Scor International Foods, Inc.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 150,000,000 shares of common stock, par value $0.0001 per share, pursuant to an amendment to the Articles of Incorporation dated December 19, 2014. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this Prospectus, there are 39,798,000 shares of our Common issued and outstanding.

Preferred Stock

The Company does not have any authorized or issued preferred stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 20,000,000 shares are sold, the present stockholders will own 67% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 33% of its outstanding shares. Stockholders have no pre-emptive rights.

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Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the period from December 19, 2014 (inception) through December 31, 2014, included in this prospectus have been audited MaloneBailey, LLP, an Independent Registered Public Accounting Firm.  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC, located at 8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

Scor International Foods, Inc. (“Scor”) was incorporated in the State of Delaware on December 19, 2014.  The Company has authorized 150,000,000 common shares of Common Stock, par value $0.0001 per share.  Scor is an ethnic prepackaged food preparation and sales company based out of Toronto, Canada.  We plan to provide value-added production in the Ethnic Food manufacturing and distribution industry with products sold through large retailers and foodservice distributors. We plan to source ingredients from all over the world, but primarily Canada. Once product is sourced, we plan to provide saucing, breading, rolling, topping, mixing, vacuum packaging, and retail and foodservice packaging. We plan to develop our value-added product line and then to expand into our own production facilities in both Canada and the United States. Products will be sold in Canada and the United States. At this time, we have no products and no food production facilities.

Scor is a development stage company that has not yet generated revenue.  On December 19, 2014, Allan Bradley was appointed as Chief Executive Officer, Chief Financial Officer and sole Director of the Company.

Scor plans to continue developing its operations and also plans to increase its revenue generating potential through growth in its customer base as well as through the acquisition of processing facilities, processing equipment and other operational assets. In addition, the company plans to retain distributors that will deliver our prepackaged products and also plans to contract with retail facilities that will stock its proposed products. Our sole officer and directors is researching the distribution and retail marketplace and is attempting to negotiate preliminary terms with potential distributors and retailers, in an effort to create a distribution network for the Company once our planned products are created and are ready to be shipped. The Company is finalizing negotiations with a meal producer, whereby the meal producer will provide products to the Company. Additionally, the Company is in the process of structuring acquisition offers with a tortilla and pita producer, a pasta producer and a prepared meal producer. Prior to finalizing any agreements, the Company has commenced a review of facility capabilities of these third parties. The Company has not yet signed any agreements with the third parties.

The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933.  Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales.  The costs associated with operating as a public company are included in its budget.  Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, its revenue, if revenue is generated, and/or the sale and issuance of common shares.

Principal services and their markets

Scor International Foods, Inc. is a development stage company that plans to provide value added, meaning prepackaged, ethnic food products. The company plans to provide saucing, breading, rolling, topping, mixing, vacuum packaging, and retail and foodservice packaging services in the ethnic food industry. The Company plans to provide its services and sell its products in Canada and the United States. At this time, we have no products and no food production facilities.

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Quality and Ingredients

The Company plans to contract with providers of quality raw ethnic food products in order to ensure quality of the product at every point of production and packaging.

Distribution

The Company plans to contract with distributors to deliver its products in Canada and the United States.  The Company does not have formal agreements with any suppliers or distributors, currently, but is actively searching for both suppliers of raw ethnic food products, as well as distributors for the finished packaged products. Our sole officer and directors is researching the distribution and retail marketplace and is attempting to negotiate preliminary terms with potential distributors and retailers, in an effort to create a distribution network for the Company once our planned products are created and are ready to be shipped.

Growth Strategy

The Company intends to develop its Brands and product line over time in order to provide a wide variety of prepackaged ethnic food products to its customers.  In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

Growth Strategy – Acquisitions of Processing Assets

The Company has begun the process of determining potential processing facilities and processing equipment for acquisition, which the Company believes will allow for a large variety and amount of products to be packaged and sold. The Company is finalizing negotiations with a meal producer, whereby the meal producer will provide products to the Company. Additionally, the Company is in the process of structuring acquisition offers with a tortilla and pita producer, a pasta producer and a prepared meal producer. Prior to finalizing any agreements, the Company has commenced a review of facility capabilities of these third parties. The Company currently has not signed any agreements to purchase additional facilities, equipment or assets.

Revenue Model and Distribution methods of the products or services

Our revenue model is based on selling our proposed products and creating additional products.  We plan to generate revenue through the sale of our planned products to consumers through third party distributors.  We plan to acquire the raw food products from our suppliers, and then cook, mix, alter form, package and sell them to the consumers through our distributors.  We plan on developing our product line to include a variety of prepackaged ethnic food products. We also plan on acquiring new brands and acquiring processing facilities and equipment. We do not currently have any agreements in place for acquisitions. At this time, we have no products and no food production facilities.

We are currently focusing our attention on the distribution of our planned products in Canada and the United States.

Status of any publicly announced new product or service

None

Competition, competitive position in the industry and methods of competition

The prepackaged food industry is highly competitive.  The Company faces intense competition from very large, international corporations, as well as from local and national companies.

The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than the Company has.  However, we believe that with our management’s unique experience and expertise, we will be able to generate sales and gain direct access to acquisition prospects.  Although there are many food and prepackaged food sales and processing companies with which we currently compete, we believe that our proposed products will attract attention and customers due to the variety of products that our Company plans to provide.

Sources and availability of raw materials and the names of principal suppliers

The Company may need to rely upon a limited number of suppliers for our proposed products.  The Company does not currently have any suppliers.  The Company’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements.  The price and availability of these materials are subject to market conditions.  Increases in the price of our products due to the increase in the cost of raw materials, meaning the prepackaged ethnic food products that we plan to sell, could have a negative effect on our business.

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Patents and Trademarks

The Company does not have any patents, trademarks, or registered intellectual property.  Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement.  If we do, in the future, obtain any intellectual property, litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Approval

The food and prepackaged food industries are highly regulated at the federal levels, both in terms of health and safety concerns, as well as packaging and labeling requirements.  Operation of the Company’s business requires various licenses, permits and approvals.  The Company currently holds all applicable licenses and permits to operate its business, and will continue to hold all applicable permits and licenses to continue operating its business and selling its products. In addition, should the company acquire any assets or businesses, the Company will also ensure compliance with any additional licensing requirements that are required.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and Delaware Corporation Law.  It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Delaware State Tax Code.  The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties.  The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products.   The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

Other than personal time spent researching our proposed products, the Company has spent no additional funds on the development of its products.

Employees and Employment Agreements

As of the date of this Prospectus, the Company has no fulltime employees and one part time employee. The Company’s activities are managed by the Company’s Chief Executive Officer and Chief Financial Officer.  The Company does not have an employment agreement with its part time employee.   The Company may terminate the employment at any time, however, since the employee is the sole officer and director of the Company, termination would be unlikely unless a suitable replacement is found prior to termination.

Organization

The Company is comprised of one corporation, Scor International Foods, Inc. All of our operations are conducted through the corporation.

DESCRIPTION OF PROPERTY

The Company’s sales and marketing operations are currently being conducted out of the Company’s offices located at 539 Jarvis Street, Suite M2, Toronto, Ontario, Canada M4Y 2H7.  The Company’s office space is being provided rent free by John Mchardy, a shareholder of the Company.  The Company considers the current principal office space to be adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

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Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
c.	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;
b.	the compensation of the broker-dealer and its salesperson in the transaction;
c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
d.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 18 stockholders of record and there are 39,798,000 shares of the Company’s common stock outstanding.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

Corporate Stock Transfer, Inc. of 3200 Cherry Creek Drive South, #430, Denver, CO 80209, Phone: (303) 282-4800, Fax: (303) 282-5800, has been appointed as the Company’s stock transfer agent.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SELECTED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. Our selected statement of operations data for the period from December 19, 2014 (inception) to December 31, 2014, and our selected balance sheet data as of December 31, 2014, has been derived from our audited financial statements included elsewhere in this prospectus. Our selected statements of operations data for the three months ended March 31, 2015 and our selected balance sheet data as of March 31, 2015, have been derived from our unaudited interim condensed financial statements included elsewhere in this filing. The unaudited interim condensed financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results to be expected for any future periods. Our selected financial data should be read together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and their related notes, which are included elsewhere in this prospectus.

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Long term assets:
Deferred offering costs	$59,500	$—
Total assets	$59,500	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$350	$1,350
Total current liabilities	350	1,350
Total liabilities	350	1,350

Stockholders’ equity (deficit)
Common stock, $0.0001 par value, 150,000,000 shares authorized; 39,798,000 and 39,600,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	3,980	3,960
Additional paid-in capital	60,020	(3,960)
Accumulated deficit	(4,850)	(1,350)
Total stockholders’ equity (deficit)	59,150	(1,350)
Total liabilities and stockholders’ equity (deficit)	$59,500	$—

	For the Three Months Ended March 31,	December 19, 2014 (Inception) through December 31,
	2015	2014
	(Unaudited)
Operating expenses:
General and administrative	$3,500	$1,350
Total operating expenses	3,500	1,350
Loss from operations	(3,500)	(1,350)

Loss before income taxes	(3,500)	(1,350)
Income taxes	—	—

Net loss	$(3,500)	$(1,350)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
basic and diluted	39,746,348	39,600,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Scor International Foods, Inc. (“we” “our”or “us”) was established on December 19, 2014 in the State of Delaware.

We plan to engage in the business of providing value-added production in the Ethnic Food manufacturing and distribution industry with product sold through large retailers and foodservice distributors. We plan to source ingredients from all over the world, but primarily Canada. Once product is sourced, we plan to provide saucing, breading, rolling, topping, mixing, vacuum packaging, and retail and foodservice packaging.

We plan to develop our value-added product line and then to expand into our own production facilities in both Canada and the United States. Products will be sold in Canada and the United States. At this time, we do not have any products or any food production facilities.

On December 19, 2014 our articles of incorporation were adopted. Pursuant to the articles of incorporation, we are authorized to issue 150,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

Recent Developments

Common Stock

On December 19, 2014, we issued 39,600,000 restricted common shares to founder’s, valued at $3,960 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On December 19, 2014 our articles of incorporation were adopted. Pursuant to the articles of incorporation, we are authorized to issue 150,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

On January 22, 2015, the Company issued 198,000 common shares for legal services, valued at $49,500 (based on the estimated fair value of the stock on the date of grant) and recognized as deferred offering costs.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. To date, we have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Overview

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

•	Plan of Operations

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•	Results of Operations
•	Liquidity and Capital Resources
•	Capital Expenditures
•	Going Concern
•	Critical Accounting Policies
•	Off-Balance Sheet Arrangements

Plan of Operations

We have not begun our planned principal operations. We plan to continue to develop and provide value-added production in the Ethnic Food manufacturing and distribution industry with product sold through large retailers and foodservice distributors, as well as expand our planned value-added production facilities to additional geographic regions in Canada and the United States. The Company is finalizing negotiations with a meal producer, whereby the meal producer will provide products to the Company. Additionally, the Company is in the process of structuring acquisition offers with a tortilla and pita producer, a pasta producer and a prepared meal producer. Prior to finalizing any agreements, the Company has commenced a review of facility capabilities of these third parties. The Company has not yet signed any agreements with the third parties. At this time, we do not have any products or any food production facilities.

At March 31, 2015 we had no cash.

How We Generate Revenue

We expect to recognize revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

General and administrative expenses consisted of professional service fees, and other general and administrative overhead costs. Expenses are recognized when incurred.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

For the Three Months Ended March 31, 2015

We had no operations for the three months ended March 31, 2015.

Operating expenses

For the three months ended March 31, 2015, we had general and administrative expenses of $3,500 primarily due to professional fees.

Net loss before income taxes

Net loss before income taxes for the three months ended March 31, 2015 totaled $3,500 primarily due to professional fees.

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Assets and Liabilities

Assets were $10,000 as of March 31, 2015 consisting of deferred offering costs related to our initial public filing. Liabilities were $350 as of March 31, 2015. Liabilities consisted of accounts payable of $350.

Stockholders’ Equity

Stockholders’ equity was $59,150 as of March 31, 2015. Stockholder’s equity consisted primarily of shares issued to founders and services paid by founders of $14,500, shares issued for deferred offering costs associated with our initial public offering of $49,500, and the accumulated deficit at March 31, 2015 of $4,850.

From the Date of Inception (December 19, 2014) through December 31, 2014

We had no operations for the period December 19, 2014 (date of inception) through December 31, 2014.

Operating expenses

For the period December 19, 2014 (date of inception) through December 31, 2014, we had general and administrative expenses of $1,350 primarily due to professional fees.

Net loss before income taxes

Net loss before income taxes for the period December 19, 2014 (date of inception) through December 31, 2014 totaled $1,350 primarily due to professional fees.

Liquidity and Capital Resources

General – Overall, we had limited cash flows from December 19, 2014 (date of inception) to March 31, 2015.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	Three Months Ended March 31,	Date of Inception through December 31,
	2015	2014
Net cash provided by (used in):
Operating activities	$—	$—
Investing activities	—	—
Financing activities	—	—

Net increase in cash and cash equivalents	$—	$—

Cash Flows from Operating Activities – From December 19, 2014 (date of inception) to March 31, 2015, we had no cash flows provided by operations. During the period from December 19, 2014 (date of inception) to December 31, 2014, net cash was primarily due to an increase in accounts payable of $1,350, offset by a net loss of $1,350. During the three months ended March 31, 2015, net cash was primarily due to expenses paid by founders of $3,500, offset by a net loss of $3,500.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and there can be no assurance that we will not require additional funding in the future.

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We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Stock Transactions

On January 22, 2015, the Company entered into an agreement with an unrelated third party, pursuant to which the Company will be provided with outsourced legal services for 198,000 shares of restricted common stock, valued at $49,500 (based on the estimated fair value of the stock on the date of grant). The fair value of the common stock was recognized as deferred offering costs.

On December 19, 2014, we issued 39,600,000 restricted common shares to founder’s, valued at $3,960 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On December 19, 2014 our articles of incorporation were adopted. Pursuant to the articles of incorporation, we are authorized to issue 150,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $125,000 of equipment in connection with the expansion of our business.

Fiscal year end

Our fiscal year end is December 31.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. We had an accumulated deficit of $4,850 and $1,350 as of March 31, 2015 and December 31, 2014, respectively, had net losses of $3,500 and $1,350 for the three months ended March 31, 2015 and for the period December 19, 2014 (date of inception) through December 31, 2014, respectively, and limited cash provided by (used in) operating activities for the three months ended March 31, 2015 and for the period December 19, 2014 (date of inception) through December 31, 2014, with no revenue earned since inception, and a lack of operational history.

While we are attempting to commence operations and generate revenues, our cash position may not be significant enough to support our daily operations. We intend to raise additional funds by way of a public or private offering. We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 3 - Summary of Significant Accounting Policies on page F-9.

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The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statement of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2015 and December 31, 2014, the fair value of accounts payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. We do not expect that the adoption of this ASU to have a material effect on our financial position, operations, or cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

27

In April 2015, the FASB issued ASU 2015-03, “Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. This standard update requires an entity to present debt issuance costs on the balance sheet as a direct deduction from the related debt liability as opposed to an asset. Amortization of the costs will continue to be reported as interest expense. The update is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued, and the new guidance would be applied retrospectively to all prior periods presented.  Adoption of this ASU is not expected to have a material effect on our financial position, operations or cash flows.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

As of March 31, 2015, we have no future contractual obligations or commitments.

Off-Balance Sheet Arrangements

As of March 31, 2015, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;
•	liquidity or market risk support to such entity for such assets;
•	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or
•	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address	Age	Position(s)

Allan Bradley	48	Director,
539 Jarvis Street, Suite M2 Toronto, Ontario, Canada M4Y 2H7		Chief Executive Officer, Chief Financial Officer

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officer, director, promoters and control persons.  Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officer and Director

Allan Bradley – Chief Executive Officer, Chief Financial Officer, Director

Mr. Bradley was appointed as CEO, CFO and Director of Scor International Foods, Inc. on December 19, 2014. Mr. Bradley is also currently the CEO of Atlantica Seafoods Company Inc., a seafood sales and marketing company, since April 2014. Mr. Bradley currently dedicates approximately 30 hours per week to Atlantica Seafoods Company and 20 hours per week to Scor International Foods, Inc. As each company grows, Mr. Bradley will determine necessary personnel additions or changes to ensure that both companies are being managed effectively. While he is primarily based out of Canada, Mr. Bradley will be present in the Toronto office for Scor International Foods and the Seattle office for Atlantica Seafoods Company, Inc. as required by each Company. Mr. Bradley is responsible for the overall strategic direction of the company and to analyze and negotiate terms for future acquisitions of operating companies. Mr. Bradley is the former Chief Executive Officer of Chef’s Depot LLC, a food wholesale company, from August 2012 – October 2013, Mr. Bradley was responsible for developing and implementing the strategic direction of the overall company. Mr. Bradley developed a duplicable format for expansion and managed the entire process, laying the foundation for the first Restaurant Depot like concept in Canada. From October 2009 – July 2012 Mr. Bradley is also the former CEO of Ocean to Ocean Inc., a seafood producer and seafood sales and marketing company, and was responsible for the purchase and integration of the Chinese production operations and North American sales and marketing. Mr. Bradley is the former Vice President of Ocean to Ocean from December 2007 – October 2009, responsible for the management of the U.S. and LATAM operations and integration of production. Ocean to Ocean was formerly owned by Icelandic Seafood (NYSE: ICLD), which is a seafood production and sales company. Mr. Bradley is the former Vice President of Ocean Gourmet Foods, a seafood sales company, and the U.S. division of a privately held Chinese company from February 2005 – December 2007, and was responsible for implementation of the overall business strategy, including the development of U.S. retail channels. As part of Mr. Bradley’s role at Ocean Gourmet Foods, he was also involved with a high volume fillet and value added producer, Dalian Hai Yang, which was a processor for Gourmet Foods with revenues of $65M USD in 2007, and was responsible for the vertical integration of a raw material producer in Alaska, securing source and quality. This project developed 1,600 jobs in a rural region of Dalian China. Mr. Bradley was also responsible for Strategic Business Planning and Franchise Development with Loblaw Companies from July 1993 - January 1996 (TSX:L), the 6th largest grocery retailer in North America, with Revenues of $32.4 Billion in 2013. Mr. Bradley was a manager of Private Label Development for Fishery Products International (NYSE:FPIL) from January 1996 to December 2000, a Canadian/U.S. based Seafood Company with Revenue of $700M USD in 2000. Mr. Bradley graduated with a BA in Business Administration from York University and is a Graduate of Finance from Sandford College. Mr. Bradley was chosen to serve as an officer and director of the Company due to his extensive experience in both the seafood industry as well as in executive management positions. Mr. Bradley has no additional work experience during the previous five years.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only one director and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company.

29

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officer during 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Allan Bradley, CEO and CFO	2014	$0	—	—	—	—	—	—	$0

___________

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning equity awards as of our fiscal year end, December 31, 2014, held by each of our named executive officer.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Allan Bradley	—	—	—	—	—	—	—	—	—

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Allan Bradley	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our sole director in such capacity.

Employment Agreements

We do not have any employment agreements with our sole officer and director.

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company sole director and officer and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial	No. of Shares Before	No. of Shares After	Number of Securities Underlying Options That Are	Percentage of Ownership Before	After
Owner	Offering	Offering	Unexercised	Offering(1)(2)	Offering (1)(2)(3)

Allan Bradley(4)	2,050,000	2,050,000	0	5.2%	3.4%

All Officers and
Directors as a Group (1 person)	2,050,000	2,050,000	0	5.2%	3.4%

Steve Corvese(5)	36,625,000	36,625,000		92%	61.2%

___________

(1)	All ownership is beneficial and of record, unless indicated otherwise based on 39,798,000 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.
(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown
(3)	Assumes the sale of all shares of common stock registered pursuant to this Prospectus.
(4)	Mr. Bradley is a director and the Chief Executive Officer and Chief Financial Officer of the Company.
(5)	The address for Steve Corvese is 21 Timberwood, Kleinburg, Ontario, Canada L0J 1C0

Preferred Stock

No shares of Preferred Stock have been authorized or issued.

Future Sales by Principal Stockholders

A total of 2,050,000 Common shares have been issued to the company’s sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition, so long as the company is a reporting entity under the Securities Exchange Act of 1934, as amended, and pursuant to the restrictions and requirements listed in Rule 144. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

On December 19, 2014 the company authorized for issue 150,000,000 shares of Common Stock, with a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested

On December 19, 2014, the Company issued 39,600,000 restricted common shares to founders, valued at $3,960 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

There are not currently any conflicts of interest by or among its current officer and director, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

31

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

The Company’s Articles of Incorporation do not address indemnification against liabilities of our officers and directors. However, pursuant to Delaware General Corporation Law, no director or officer shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Delaware Corporation Law not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

The Company’s fiscal year end is December 31.  The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared by management and then will be audited by the independent PCAOB registered CPA firm MaloneBailey, LLP.  The consolidated financial statements of the Company, commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US Dollars.  The financial information presented is from the period of inception on December 19, 2014 through the fiscal year end December 31, 2014, and for the three month period ended March 31, 2015.

32

Scor International Foods, Inc.

Financial Statements

As of March 31, 2015, December 31, 2014, for the Period from December 19, 2014 (Inception)
Through December 31, 2014 and for the Three Months Ended March 31, 2015

F-1

Scor International Foods, Inc.

Index to Financial Statements

F-2

Report of Independent Registered Public Accounting Firm

To the Sole Director and Stockholders

Scor International Foods, Inc.

Toronto, Ontario

We have audited the accompanying balance sheet of Scor International Foods, Inc. (the “Company”) as of December 31, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period from December 19, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scor International Foods, Inc. as of December 31, 2014 and the result of its operations and its cash flows for the period from December 19, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net losses with no revenue earned since inception and lacks of operational history, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
April 2, 2015

F-3

SCOR INTERNATIONAL FOODS, INC.

BALANCE SHEET

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Long term assets:
Deferred offering costs	$59,500	$—
Total assets	$59,500	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$350	$1,350
Total current liabilities	350	1,350
Total liabilities	350	1,350

Stockholders’ equity (deficit)
Common stock, $0.0001 par value, 150,000,000 shares authorized; 39,798,000 and 39,600,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	3,980	3,960
Additional paid-in capital	60,020	(3,960)
Accumulated deficit	(4,850)	(1,350)
Total stockholders’ equity (deficit)	59,150	(1,350)
Total liabilities and stockholders’ equity (deficit)	$59,500	$—

See accompanying notes to financial statements

F-4

SCOR INTERNATIONAL FOODS, INC.

STATEMENT OF OPERATIONS

	For the Three Months Ended March 31,	December 19, 2014 (Inception) through December 31,
	2015	2014
	(Unaudited)
Operating expenses:
General and administrative	$3,500	$1,350
Total operating expenses	3,500	1,350
Loss from operations	(3,500)	(1,350)

Loss before income taxes	(3,500)	(1,350)
Income taxes	—	—

Net loss	$(3,500)	$(1,350)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
basic and diluted	39,746,348	39,600,000

See accompanying notes to financial statements

F-5

SCOR INTERNATIONAL FOODS, INC.
STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT

	Common Stock				Total
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders’ Deficit
Inception (December 19, 2014)	—	$—	$—	$—	$—
Issuance of common stock to founders	39,600,000	3,960	(3,960)	—	—
Net loss	—	—	—	(1,350)	(1,350)
Balance as of December 31, 2014	39,600,000	$3,960	(3,960)	$(1,350)	$(1,350)

See accompanying notes to financial statements

F-6

SCOR INTERNATIONAL FOODS, INC.

STATEMENT OF CASH FLOWS

	For the Three Months Ended March 31, 2015	December 19, 2014 (Inception) through December 31, 2014
	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,500)	$(1,350)
Adjustments to reconcile net loss to net cash provided by operating activities:
Expenses paid by founders	3,500	—
Changes in operating assets and liabilities:
Accounts payable	—	1,350
Net cash provided by operating activities	—	—

Net increase in cash	—	—

Cash at beginning of period	—	—
Cash at end of period	$—	$—

Non-cash investing and financing activities:
Accounts payable paid by founders	$1,000	$—
Stock issued for deferred offering costs	49,500	—
Deferred offering costs paid by founders	10,000	—

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	—	—

See accompanying notes to financial statements

F-7

SCOR INTERNATIONAL FOODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND FOR THE PERIOD FROM
DECEMBER 19, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Scor International Foods, Inc. (“Scor” or “Company”) was established on December 19, 2014 in the State of Delaware.

The Company intends to engage in the business of providing value-added production in the Ethnic Food manufacturing and distribution industry with product sold through large retailers and foodservice distributors. The Company will source ingredients from all over the world, but primarily Canada. Once product is sourced, the Company will provide saucing, breading, rolling, topping, mixing, vacuum packaging, and retail and foodservice packaging. The Company’s immediate plan is to generate revenue by way of the sale of prepackaged ethnic food items to consumers, through the use of third party distributors. The Company intends to contract with distributors that will deliver our products by truck to retail and food service locations. Currently, the company does not have formal contracts with distributors, but is currently searching for potential distributors as well as retailers that would be willing to stock our products.

The Company plans to develop its value-added product line and then to expand into its own production facilities in both Canada and the United States. Products will be sold in Canada and in the United States. Currently, the Company does not have any pending acquisitions of distribution or production assets.

On December 19, 2014 the Company’s articles of incorporation were adopted. Pursuant to the articles of incorporation, the Company is authorized to issue 150,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

NOTE 2 – BASIS OF PRESENTATION

The financial statements are presented in United States dollars (“USD).

The interim unaudited financial statements as of March 31, 2015, and for the three months ended March 31, 2015 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2014 here within.

The Company operates in one segment in accordance with accounting guidance Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting. Our Chief Executive Officer has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

The Accounting Standards Codification (“Codification” or “ASC”) is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).

Fiscal year end

The Company’s fiscal year end is December 31.

F-8

Going Concern

 The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $4,850 and $1,350 as of March 31, 2015 and December 31, 2014, respectively, had a net loss of $3,500 and $1,350 for the three months ended March 31, 2015 and for the period December 19, 2014 (date of inception) through December 31, 2014, respectively, with no revenue earned since inception, and a lack of operational history. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment valuation, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Deferred Offering Costs

Deferred offering costs, which primarily consist of direct, incremental banking, legal and accounting fees relating to the initial public offering (“IPO”), are capitalized within long-term assets. The deferred issuance costs will be offset against IPO proceeds upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed. For the three months ended March 31, 2015 and for the period December 19, 2014 (date of inception) through December 31, 2014, the Company has recorded deferred offering costs for legal services totaling $59,500 and $0, respectively.

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Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the statements of operations.

From the date of its inception the Company adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

General and Administrative Expenses

General and administrative expenses consisted of professional service fees, and other general and administrative overhead costs. Expenses are recognized when incurred.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates. For the three months ended March 31, 2015, the Company issued 198,000 shares, valued at $49,500 (based on the estimated fair value of the stock on the date of grant) of the Company’s common stock to non-employees for legal services. For the period December 19, 2014 (date of inception) through December 31, 2014, the Company had no equity instruments issued to non-employees for acquiring goods or services.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our statements of operations and comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements. For the three months ended March 31, 2015 and for the period December 19, 2014 (date of inception) through December 31, 2014, the Company had no stock based compensation.

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Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2015 and December 31, 2014, the fair value accounts payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Concentrations, Risks, and Uncertainties

Business Risk

The Company is subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company does not have material credit risk.

Earnings Per Share

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

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Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The total number of potential additional dilutive instruments outstanding for all periods presented was none since the Company had net losses for all periods presented and had no additional potential common shares that have an anti-dilutive effect.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect that the adoption of this ASU to have a material effect on the Company’s financial position, operations, or cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

NOTE 4 – stock transactionS

Common Stock

On January 22, 2015, the Company entered into an agreement with an unrelated third party, pursuant to which the Company will be provided with outsourced legal services for 198,000 shares of restricted common stock, valued at $49,500 (based on the estimated fair value of the stock on the date of grant). The fair value of the common stock was recognized as deferred offering costs to be offset against the IPO proceeds upon the consummation of the offering.

On December 19, 2014 the Company’s articles of incorporation were adopted. Pursuant to the articles of incorporation, the Company is authorized to issue 150,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

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On December 19, 2014, the Company issued 39,600,000 restricted common shares to founders, valued at $3,960 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

NOTE 5 – Related Party Transactions

The Company has not yet established a bank account. All Company expenses are paid by the sole officer and Director on behalf of the Company. $0 was paid by the sole officer and Director on behalf of the Company during 2014 and $14,500 was paid on behalf of the Company between for the three months ended March 31, 2015.

NOTE 6 – INCOME TAXES

At December 31, 2014, the Company has an a net operating loss carry forward for Federal income tax purposes totaling $1,350 which, if not utilized, will expire in the year 2034. The Company has no income tax affect due to recording a full valuation allowance on the expected tax benefits of future loss carry forwards.

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	March 31,	December 31,
	2015	2014

Statutory U.S. federal rate	34.0%	34.0%
State income tax, net of federal benefit	0.0%	0.0%
Permanent differences	0.0%	0.0%
Valuation allowance	(34.0)%	(34.0)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	March 31,	December 31,
	2015	2014

Deferred tax assets:
Net operating loss carry forwards	$1,649	$459
Stock based compensation	—	—
Valuation allowance	(1,649)	(459)

	$—	$—

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Legal

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 8 – SUBSEQUENT EVENTS

None.

The Company has evaluated subsequent events through May 29, 2015, which is the date the financial statements were available to be issued, and there are no additional material events to report.

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